                                                                      EXHIBIT 11
                                                                          1 of 2


                              WORLD AIRWAYS, INC.
               CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                      For the Three Months Ended June 30,
                       (in thousands except share data)
                                  (Unaudited)


                                                      1997          1996
                                                   -----------  -----------
Earnings from continuing operations
  applicable to common stock                       $     5,646  $    14,459

Discontinued operations                                     --      (28,518)
                                                   -----------  -----------

Net earnings (loss) applicable to common stock     $     5,646  $   (14,059)
                                                   ===========  ===========


PRIMARY EARNINGS (LOSS) PER COMMON
  EQUIVALENT SHARE:
  Weighted average common shares outstanding        11,230,064   12,000,064
  Weighted average options and warrants treated
     as common stock equivalents                            --           --
                                                   -----------  -----------
  Primary number of shares                          11,230,064   12,000,064
                                                   ===========  ===========

  Earnings (loss) per common equivalent share:
     Continuing operations                         $      0.50  $      1.20
     Discontinued operations                                --        (2.37)
                                                   -----------  -----------
     Net earnings (loss)                           $      0.50  $     (1.17)
                                                   ===========  ===========


FULLY DILUTED EARNINGS (LOSS) PER COMMON
  EQUIVALENT SHARE:
  Weighted average common shares outstanding        11,230,064   12,000,064
  Weighted average options and warrants treated
     as common stock equivalents                         4,930           --
                                                   -----------  -----------
  Fully diluted number of shares                    11,234,994   12,000,064
                                                   ===========  ===========

  Earnings (loss) per common equivalent share:
     Continuing operations                         $      0.50  $      1.20
     Discontinued operations                                --        (2.37)
                                                   -----------  -----------
     Net earnings (loss)                           $      0.50  $     (1.17)
                                                   ===========  ===========


                                                                      EXHIBIT 11
                                                                          2 of 2


                              WORLD AIRWAYS, INC.
               CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                       For the Six Months Ended June 30,
                       (in thousands except share data)
                                  (Unaudited)


                                                      1997          1996
                                                   -----------  -----------
Earnings from continuing operations
  applicable to common stock                       $    10,666  $    10,772

Discontinued operations                                     --      (32,705)
                                                   -----------  -----------

Net earnings (loss) applicable to common stock     $    10,666  $   (21,933)
                                                   ===========  ===========


PRIMARY EARNINGS (LOSS) PER COMMON
  EQUIVALENT SHARE:
  Weighted average common shares outstanding        11,231,351   12,000,064
  Weighted average options and warrants treated
     as common stock equivalents                         2,326           --
                                                   -----------  -----------
  Primary number of shares                          11,233,677   12,000,064
                                                   ===========  ===========

  Earnings (loss) per common equivalent share:
     Continuing operations                         $      0.95  $      0.90
     Discontinued operations                                --        (2.37)
                                                   -----------  -----------
     Net earnings (loss)                           $      0.95  $     (1.83)
                                                   ===========  ===========


FULLY DILUTED EARNINGS (LOSS) PER COMMON
  EQUIVALENT SHARE:
  Weighted average common shares outstanding        11,231,351   12,000,064
  Weighted average options and warrants treated
     as common stock equivalents                         4,930           --
                                                   -----------  -----------
  Fully diluted number of shares                    11,236,281   12,000,064
                                                   ===========  ===========

  Earnings (loss) per common equivalent share:
     Continuing operations                         $      0.95  $      0.90
     Discontinued operations                                --       (2.37)
                                                   -----------  -----------
     Net earnings (loss)                           $      0.95  $    (1.83)
                                                   ===========  ===========